Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S-8 No. 333-255413) pertaining to the 2013 Stock Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc.,
b.Registration Statement (Form S-8 No. 333-255440) pertaining to the 2013 Stock Plan of DigitalOcean Holdings, Inc., and
c.Registration Statement (Form S-8 No. 333-269958) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc.
of our report dated February 22, 2023, except for Notes 2 and 13 as to which the date is August 11, 2023, with respect to the consolidated financial statements of DigitalOcean Holdings, Inc., and our report dated February 22, 2023, except for the effect of the material weakness described in the third paragraph, as to which the date is August 11, 2023, with respect to the effectiveness of internal control over financial reporting of DigitalOcean Holdings, Inc. included in this Form 10-K/A.

/s/ Ernst & Young LLP
New York, NY
August 11, 2023